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                                                                    EXHIBIT 23.4

                                   CONSENT OF
                            KPMG Alpen-Treuhand GmbH
              Wirtschaftspruefungs- und Steuerberatungsgesellschaft

KPMG Alpen-Treuhand GmbH Wirtschaftspruefungs- und Steuerberatungsgesellschaft hereby consents to the use of its name under the heading "Introductory Note to Financial Statements" in the Prospectus included in this Registration Statement.

Date: June 14, 2004


                                             /s/ Robert Reiter
                                             /s/ Klaus Peter Schmidt
                                             -----------------------------------
                                             KPMG Austria GmbH
                                             Wirtschaftspruefungs-und
                                             Steuerberatungsgesellschaft